Exhibit 3.2

BYLAWS

OF

RESOLUTE HOLDINGS MANAGEMENT, INC.

(a Nevada Corporation)

(Adopted as of March 2, 2026)

ARTICLE I

Offices

Section 1.1            Registered Office. The registered office of Resolute Holdings Management, Inc. (the “Corporation”) in the State of Nevada, and the name of its registered agent at such address, shall be determined by the Corporation’s board of directors (the “Board of Directors”) from time to time in accordance with the Corporation’s Articles of Incorporation, as the same may be amended from time to time (the “Articles of Incorporation”) and the Corporation’s bylaws, as the same may be amended from time to time (these “Bylaws”).

Section 1.2            Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

Stockholders

Section 2.1            Annual Meetings. An annual meeting of stockholders for the election of directors and such other business as shall be properly brought before the meeting in accordance with these Bylaws of the Corporation shall be held at such date, time and physical location, if any, either within or without the State of Nevada, and by such means of remote communication, if any, as may be designated by the Board of Directors from time to time. Alternatively, the annual meeting may not be held at any physical location, but may instead be held solely by means of remote communication, as may be determined by the Board of Directors from time to time, and as authorized by Section 78.320(4) of the Nevada Revised Statutes (as amended from time to time, the “NRS”). The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.2            Special Meetings. Special meetings of stockholders, other than as may be required by the NRS, may only be called in the manner provided in the Articles of Incorporation. Special meetings of stockholders shall be held at such date, time and physical location, if any, either within or without the State of Nevada, and by such means of remote communication, if any, as may be designated by the Board of Directors from time to time. Alternatively, the special meeting may not be held at any physical location, but may instead be held solely by means of remote communication, as may be determined by the Board of Directors from time to time, and as authorized by NRS 78.320(4). At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement to the notice of meeting).

Section 2.3            Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given in accordance with NRS 78.370 (and shall contain or be accompanied by such additional information as may be required by the NRS, including without limitation, NRS 78.379, 92A.120 or 92A.410). The notice shall state: (i) the physical location, if any, date and time of the meeting; (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; (iii) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting; and (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called, provided, however, that (A) if a proposed plan of merger, conversion or exchange is to be submitted to a vote at the meeting, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan, and (B) if a proposed action creating dissenter’s rights is to be submitted to a vote at the meeting, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those statutory provisions. Unless otherwise provided in the NRS, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If given by electronic mail, such notice shall be deemed to be given as provided in the NRS. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.4            Adjournments. Subject to Section 2.2, any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other physical location and/or by means of remote communication by the person presiding over the meeting in accordance with Section 2.6 (in the case of adjournment after the establishment of a quorum) or in accordance with Section 2.5 (in the case of adjournment in the absence of a quorum). In such event, notice of the adjournment need not be given if the time, physical location, if any, and the means of remote communications, if any, of the adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of the meeting given in accordance with applicable provisions of NRS 78.370. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than sixty days after the meeting date set for the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, subject to NRS 78.350(5).

Section 2.5            Quorum. Except where otherwise provided by law or the Articles of Incorporation or these Bylaws, at each meeting of stockholders, the holders of a majority of the total voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting. When specified business is to be voted on by one or more classes or series of stock voting as a separate class, the holders of a majority of the voting power of the shares of such classes or series shall constitute a quorum of such separate class for the transaction of such business. In the absence of a quorum, the chairperson of the meeting determined in accordance with Section 2.6 or, in the absence of such person, the holders of a majority of the total voting power of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, may adjourn such meeting to another time or place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Notwithstanding anything to the contrary, the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6            Organization. At each meeting of stockholders, the Executive Chairman of the Board of Directors (the “Executive Chairman”) shall preside over the meeting. If the Executive Chairman is absent, such meeting shall be presided over by a chairperson chosen by the Executive Chairman or, in the absence of such a choice, any director or officer of the Corporation designated by the Board of Directors (or in the absence of any such designation, the most senior officer present) shall preside over the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting. In the absence of the Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the order of business at and any other rules and regulations for the conduct of each such meeting shall be as determined by the chairperson of the meeting. Such rules and procedures, whether adopted by the Board of Directors or the chairperson of the meeting, may include, without limitations: (i) procedures for the maintenance of order and safety; (ii) limits on the time allotted to questions or comments on the affairs of the Corporation; (iii) restrictions on entry to such meeting after the time prescribed for the commencement of the meeting; and (iv) procedures for the opening and closing of the voting polls for each item on which a vote is to be taken. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.7            Inspectors. Prior to or at any meeting of stockholders, the Board of Directors or the Chief Executive Officer of the Corporation or the chairperson of the meeting: (i) shall appoint one or more inspectors to act at such meeting and make a written report of such meeting; and (ii) may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Before entering upon the discharge of his or her duties, each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall: (A) ascertain the number of shares outstanding and the voting power of each; (B) determine the shares represented at the meeting and the validity of proxies and ballots; (C) count all votes and ballots; (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to: (i) an examination of the proxies, and any envelopes submitted with such proxies; (ii) any information provided by a stockholder who submits a proxy by telegram, cablegram, or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder; (iii) any written ballot or, if authorized by the Board of Directors, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder; (iv) any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder; and (v) the regular books and records of the Corporation. The inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, at the time they make their certification, the inspectors shall specify (A) the precise information considered by them, including the person or persons from whom they obtained the information; (B) when the information was obtained; (C) the means by which the information was obtained; and (D) the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.8            Voting; Proxies. Unless otherwise provided in the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Articles of Incorporation provide for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock, or shares of any class or series of stock, shall refer to such majority or other proportion of the votes of such stock or shares. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Notwithstanding the foregoing, no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, subject to applicable limitations under NRS 78.355. A duly executed proxy shall be irrevocable if it states that it is irrevocable but only if the proxy is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of NRS 78.355. Any such interest may be in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing a written instrument revoking the proxy or another duly executed proxy bearing a later date with the secretary of the meeting. Subject to the rights of holders of Preferred Stock with respect to the election of any Preferred Stock Directors (as defined in the Articles of Incorporation), directors shall be elected by a plurality of the votes cast at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. For purposes of this Section 2.8, votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.9            Notice of Stockholder Business and Nominations.

(a)            Annual Meeting of Stockholders.

(i)            At any annual meeting of the stockholders, nominations of persons for election to the Board of Directors or other business that have not been properly brought before the meeting shall not be considered or conducted. For nominations to be properly made at an annual meeting, and proposals of business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) pursuant to the Corporation’s notice of meeting (or any supplement to the notice of meeting) delivered pursuant to Section 2.3; (B) by or at the direction of the Board of Directors or any duly authorized committee of the Board of Directors; or (C) by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this Bylaw as to such business or nomination. Clause (C) of this Section 2.9(a)(i) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement for the solicitation of proxies by the Corporation for such meeting).

(ii)            Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a)(i)(C), the stockholder must have given timely notice of the nominations or other business in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day and not later than the close of business on the ninetieth day prior to the first anniversary of the preceding year’s annual meeting. Notwithstanding the previous sentence, in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the opening of business on the one hundred twentieth day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement of any adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement of the meeting in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement of the meeting. Whether given pursuant to this Section 2.9(a)(ii) or Section 2.9(b), to be in proper form, a stockholder’s notice to the Secretary must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of each of (1) such stockholder, as they appear on the Corporation’s books and records, (2) such beneficial owner, if any, and (3) their respective affiliates or associates; (B) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates; (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates; (D) any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates; (E) any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates; (F) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation; (G) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”); (H) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation; (I) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (J) any performance-related fees (other than an asset-based fee) that such stockholder is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household; (K) representations that such stockholder (1) is entitled to vote at the meeting and intends to appear in person or represented by a proxy at the meeting to propose such nomination or other business and (2) shall provide all other information and affirmations, updates and supplements required pursuant to, and otherwise comply with, these Bylaws; and (L) with respect to any notice of such nomination, representations as to whether such stockholder intends to (1) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock to approve the nomination, (2) solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with the Exchange Act and (3) comply with all other applicable requirements of the Exchange Act with respect to the matters set forth therein. The notice described in the preceding sentence shall also set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected) and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner (including any proposed nominee), if any, and their respective affiliates and associates, or others acting in concert with them, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate of them, or person acting in concert with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. In addition, with respect to each nominee for election or reelection to the Board of Directors, each such notice must include, at the time made, a completed and signed questionnaire, representation and agreement required by Section 2.10. At its sole discretion, the Corporation may also require any proposed nominee to furnish such information as may reasonably be required by the Corporation to determine: (x) the qualifications of such proposed nominee; (y) the eligibility of such proposed nominee to serve as an independent director of the Corporation; or (z) that could be material to a reasonable stockholder’s understanding of the qualifications and independence, or lack thereof, of such nominee. The Corporation may also require any proposed nominee to furnish such information as may reasonably be required, pursuant to applicable law, to be disclosed in the proxy materials concerning all persons nominated (by the Corporation or otherwise) for election as a director of the Corporation, whether or not the nominee is to be included in the Corporation’s proxy statement. The proposed nominee shall furnish to the Corporation the requested information pursuant to the preceding two sentences within ten days after receipt of any such request. The proposed nominee shall also agree and acknowledge that all information provided to the Company pursuant to this Bylaw may be publicly disclosed by the Company including in disclosures pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)          If the notice described in Section 2.9(a)(ii) relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, then, to be in proper form, the notice shall also set forth: (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend these Bylaws, the text of such proposed amendment); and (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder. For the avoidance of doubt, if the notice described in Section 2.9(a)(ii) relates to both a nomination of a director or directors and other business, the notice shall set forth all of the required information pursuant to this paragraph and the immediately preceding paragraph.

(iv)          In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice of a nomination of a director or directors required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(v)           Any stockholder giving notice pursuant to Section 2.9(a)(ii) or Section 2.9(b) shall (A) provide any other information reasonably requested from time to time by the Corporation within five business days after each such request, (B) update and supplement promptly (and in any event no later than two business days prior to the commencement of the applicable meeting of stockholders) any information provided to the Corporation in such notice, or at the Corporation’s request pursuant to the foregoing clause (A), if any such information ceases for any reason to be accurate or complete in any material respect and (C) affirm such information as accurate and complete as of two business days prior to the commencement of the applicable meeting of stockholders. Any such affirmation, update and/or supplement must be delivered personally or mailed to, and received by the Secretary at the principal executive offices of the Corporation.

(b)            Special Meetings of Stockholders. The only business that shall be conducted at a special meeting of stockholders shall be as set forth in the Corporation’s notice of meeting, delivered prior to the special meeting in accordance with these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by or at the direction of the Board of Directors. In addition, nominations for election of directors at a special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made by any stockholder of the Corporation who: (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting; (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such nomination. With respect to the immediately preceding sentence, however, such nominations by stockholders shall only be made where the Board of Directors or Investor (as defined in the Articles of Incorporation) pursuant to subsection (b) of Article EIGHT of the Articles of Incorporation have determined that directors will be elected at the meeting. The immediately preceding two sentences shall be the exclusive means by which a stockholder may make nominations before a special meeting of stockholders at which directors are to be elected or appointed. Any nominations that do not comply with the foregoing shall not be considered or conducted. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting only if the stockholder’s notice required by Section 2.9(a)(ii) with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth day prior to the date of such special meeting. For the avoidance of doubt, the stockholder’s notice so delivered shall include the completed and signed questionnaire, representation and agreement required by Section 2.10. If the first public announcement of the date of such special meeting is less than one hundred days prior to the date of such special meeting, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall any adjournment or postponement of a special meeting or the announcement of any adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described in the immediately preceding sentence.

(c)            General.

(i)            Any persons who are not nominated in accordance with the procedures set forth in this Bylaw shall not be eligible to be elected as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws or as otherwise determined by the Board of Directors, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw. In the event any proposed nomination or business is not in compliance with this Bylaw, the chairperson shall declare the defective proposal or nomination to be invalid. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Corporation’s annual or special meeting of stockholders to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Bylaw, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder including a communication by electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders. Such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)            For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)           Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Notwithstanding the previous sentence, any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(a)(i)(C) or Section 2.9(b). Nothing in this Bylaw shall be deemed to affect any rights: (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (B) of the holders of any series of Preferred Stock, par value of $0.0001 per share, of the Corporation, if and to the extent provided for under law, the Articles of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 2.10            Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation and qualified to serve as a director, a person must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person (and the background of any other persons or entities on whose behalf the nomination is being made, if made, pursuant to Section 2.9(a)(i)(C) or the second sentence of Section 2.9(b)). If a person has not delivered such written questionnaire, such person shall not be eligible to be a nominee for election or reelection as a director of the Corporation. In the case of a person nominated for election as a director of the Corporation, pursuant to Section 2.9(a)(i)(C) or the second sentence of Section 2.9(b), such delivery shall be made in accordance with the time periods prescribed for delivery of notice in respect of such nominations under Section 2.9. In the case of a person nominated by or at the direction of the Board of Directors, such questionnaire shall be delivered in accordance with the policies of the Board of Directors in effect from time to time. If delivery of such notice is not made in accordance with these time periods, such person shall not be eligible to be a nominee for election or reelection as a director of the Corporation. In the case of a person nominated pursuant to Section 2.9(a)(1)(C) or the second sentence of Section 2.9(b), the questionnaire shall be provided by the Secretary to the proposed nominee upon written request by the proposed nominee or the nominating stockholder on such person’s behalf. In the case of a person nominated pursuant to Section 2.9(a)(1)(C) or the second sentence of Section 2.9(b), a person shall not be eligible to be a nominee of a stockholder for election or reelection as a director of the Corporation and qualified to serve as a director unless such person also delivers a written representation and agreement that such person: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The form of written representation and agreement shall also be provided by the Secretary to the proposed nominee upon written request by the proposed nominee or the nominating stockholder on such person’s behalf.

Section 2.11            Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment of a meeting of stockholders, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date shall not be more than sixty nor less than ten days before the meeting date. If the Board of Directors fixes a date, that date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting. Notwithstanding the previous sentence, the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting. In such case, the Board of Directors shall also fix the record date for stockholders entitled to notice of such adjourned meeting at the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the provisions of NRS 78.350 and this Section 2.11.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and when no prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the NRS. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted, and the record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that purpose.

Section 2.12            List of Stockholders Entitled to Vote. At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting. Notwithstanding the previous sentence, if the record date for determining stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.12 shall require the Corporation to include electronic mail addresses or other electronic content information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

ARTICLE III

Board of Directors

Section 3.1            Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. From time to time, the Board of Directors shall determine the number of members of the Board of Directors in accordance with the Articles of Incorporation.

Section 3.2            Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon notice given in writing (including by electronic transmission) to the Board of Directors or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon delivery, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the resignation, no acceptance of such resignation shall be necessary to make the resignation effective. Any director or the entire Board of Directors may be removed in accordance with the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series of stock are entitled to elect one or more directors by the Articles of Incorporation, vacancies and newly created directorships of such class or classes of stock or series of stock may be filled by a majority of the directors elected by such class or classes of stock or series of stock then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3.3            Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Nevada and at such times as the Board of Directors may from time to time determine, and, if so determined, notice of the meetings need not be given.

Section 3.4            Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the Executive Chairman, if any, or the Chief Executive Officer. Prior to the Trigger Date (as defined in the Articles of Incorporation), special meetings of the Board of Directors may also be called by Investor at any time. Special meetings shall be called by the Executive Chairman or Chief Executive Officer in like manner and on like notice on the written request of any three or more directors. Reasonable notice of special meetings shall be given by the person or persons calling the meeting.

Section 3.5            Participation in Meetings by Electronic Communications Permitted. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of telephone conference, electronic communications or other available technology satisfying the applicable requirements of NRS 78.315(3). Participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 3.6            Quorum; Vote Required for Action. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or these Bylaws shall require a vote of a greater number. If at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present. The directors present at any meeting at which a quorum has been established may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to have less than a quorum.

Section 3.7            Organization. Meetings of the Board of Directors shall be presided over by the Executive Chairman. In the absence of the Executive Chairman, meetings of the Board of Directors shall be presided over by a chairperson chosen by the Executive Chairman or, if there is no Executive Chairman, the Board of Directors at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary or any other person designated by the Board of Directors at the meeting, shall act as secretary of the meeting.

Section 3.8            Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or of such committee consent in writing (including communication by electronic transmission). Any such writing or writings or communications by electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9            Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. Directors who are officers or employees of the Corporation may receive, if the Board of Directors desires, compensation for service as directors. Nothing in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

ARTICLE IV

Committees

Section 4.1            Committees. The Board of Directors may designate one or more committees, including an executive committee and any committee required by the rules and regulations of any exchange as any securities of the Corporation are listed. Each committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. To the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee or in these Bylaws, any committee of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Section 4.2            Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III.

ARTICLE V

Officers

Section 5.1            Officers; Election. The officers of the Corporation shall include a President, Secretary and a Treasurer or the equivalent thereof, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect an Executive Chairman, Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and any other additional officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless prohibited by law or the Articles of Incorporation or these Bylaws otherwise provide. The Board of Directors may also elect from among its members a Chairperson of the Board of Directors and a Vice Chairperson of the Board of Directors.

Section 5.2            Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice (including notice sent by electronic transmission) to the Board of Directors or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon delivery, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the resignation, no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. The election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors at any regular or special meeting.

Section 5.3            Executive Chairman. The Executive Chairman shall be a director of the Corporation.

Section 5.4            Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law.

Section 5.5            President. The President shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.

Section 5.6            Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

Section 5.7            Chief Financial Officer. The Board of Directors shall appoint a Chief Financial Officer to serve at the pleasure of the Board of Directors. The Chief Financial Officer shall: (i) have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (iii) deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; (iv) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; and (v) render to the Chief Executive Officer and the Board of Directors, whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 5.8            Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Secretary (i) shall see that all notices are given in accordance with the provisions of these Bylaws or as required by law and (ii) shall be custodian of the records of the Corporation. The Secretary shall perform all other duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors or the Chief Executive Officer or as may be provided by law.

Section 5.9            Other Officers. The Corporation’s other officers shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors. Any such resolution shall not be inconsistent with these Bylaws and, to the extent not so stated, such other officers shall have such powers and duties as generally pertain to their respective offices and shall be subject to the Board of Directors’ control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.10          Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors or, except to the extent inconsistent with any resolution of the Board of Directors, by the Executive Chairman, if any, the Chief Executive Officer, the Chief Financial Officer or the Secretary, if any.

ARTICLE VI

Stock

Section 6.1            Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation may be represented by certificates. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate previously issued until such certificate is surrendered to the Corporation. If the shares of stock of the Corporation shall be certificated, such certificates shall be in such form as is consistent with applicable law and as shall be prescribed by the Board of Directors. Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS or such other laws or regulations then in effect. Every holder of stock represented by certificates, if any, shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation. Any or all of the signatures on a certificate may be a facsimile or other electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2            Shares Without Certificates. The Corporation, if required by the applicable provisions of NRS, including NRS 78.235 and 78.242, shall, within a reasonable time after the issue or transfer of uncertificated shares, send to the stockholder of record a written statement containing the information required to be set forth or stated on stock certificates by NRS 78.235(5), and, within 10 days after receipt of a written request therefor from the stockholder of record holding uncertificated shares, the Corporation shall provide to such stockholder of record a written statement confirming the information contained in such written statement previously sent to the stockholder of record. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

Section 6.3            Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.4            Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

Section 6.5            Record Owners. The stock ledger shall be the only evidence as to who are the stockholders of record of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends or other distributions, to vote and to receive notice, and otherwise to exercise all of the rights and powers of an owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice of the claim, except as otherwise required by law.

ARTICLE VII

Indemnification

Section 7.1            Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, manager (of a limited liability company) employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, as the same exists or may be amended. In the case of any such amendment, the amendment shall, if permitted, be limited to the Corporation providing broader indemnification rights than such law permitted the Corporation to provide prior to such amendment. The right to indemnification shall cover any expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Notwithstanding anything to the contrary in this Section 7.1, except as provided in Section 7.3 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part of a proceeding) initiated by such indemnitee only if such proceeding (or part of such proceeding) was authorized by the Board of Directors.

Section 7.2            Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.1, an indemnitee shall also have the right to be paid by the Corporation for the expenses (including, without limitation, attorneys’ fees) incurred in appearing at, participating in or defending any such proceeding referred to in Section 7.1 as they are incurred and in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.3 (an “advancement of expenses”). Such payment of expenses in advance of the final disposition of the applicable proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it is ultimately determined by a court of competent jurisdiction that such indemnitee is not entitled to be indemnified under this Article VII or otherwise (a “repayment adjudication”).

Section 7.3            Right of Indemnitee to Bring Suit. If a claim under Section 7.1 or 7.2 is not paid in full by the Corporation within (a) sixty days after a written claim for indemnification has been received by the Corporation or (b) twenty days after a claim for an advancement of expenses has been received by the Corporation (in each case, provided that the indemnitee has delivered the undertaking contemplated by the last sentence of Section 7.2), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in: (i) any suit to enforce his or her indemnification rights under these Bylaws or (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be reimbursed for all of the costs and expenses incurred in prosecuting or defending such suit, including, without limitation, reasonable attorneys’ fees. In any suit brought by the indemnitee to enforce a right to indemnification under these Bylaws it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the NRS. No such defense shall apply, however, with respect to a suit brought by the indemnitee to enforce a right to an advancement of expenses. In any suit brought by the indemnitee to enforce a right to indemnification under these Bylaws it shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to the last sentence of Section 7.2, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct that makes it permissible under the NRS for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a repayment adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the NRS. For the avoidance of doubt, such expenses shall include, without limitation, reasonable attorneys’ fees. Neither: (A) the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the NRS; nor (B) an actual determination by the Corporation that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. For the avoidance of doubt, the term “Corporation” as used in the immediately preceding sentence shall include the Corporation’s directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders. Whether in an action brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under these Bylaws, or in an action brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.4            Indemnification Not Exclusive.

(a)            The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law. Nor shall the provision of such indemnification or advancement be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b)            Given that certain jointly indemnifiable claims may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities, the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Articles of Incorporation or these Bylaws (or any other agreement between the Corporation and such persons) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any indemnitee shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the indemnitee may collect as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims it may have against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect of contribution or subrogation. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities. No right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation regardless of source. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation. The indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.4(b), entitled to enforce this Section 7.4(b).

For purposes of this Section 7.4(b), the following terms shall have the following meanings:

(1)            The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in these Bylaws) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation. For the avoidance of doubt, each member of Investor shall be an indemnitee-related entity.

(2)            The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Nevada law, any agreement or articles of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 7.5            Corporate Obligations; Reliance. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation. Such vested rights shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation. Persons acting in their capacities as officers or directors of the Corporation or any of its subsidiaries shall be entitled to rely on such provisions of this Article VII without giving notice of their reliance to the Corporation. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only. Any such amendment, alteration or repeal shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.6            Insurance. At its expense, the Corporation may maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

Section 7.7            Indemnification of Employees and Agents of the Corporation. To the extent authorized from time to time by the Board of Directors, the Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The Board of Directors shall have the power to delegate to any person or persons identified in NRS 78.7502(3) the determination of whether employees or agents shall be indemnified or receive an advancement of expenses.

ARTICLE VIII

Miscellaneous

Section 8.1            Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.2            Seal. The Board of Directors may provide a suitable corporate seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer, the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3            Waiver of Notices to Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Articles of Incorporation or these Bylaws, a written waiver of the notice, signed by the person entitled to notice, or a waiver sent by electronic transmission by the person entitled to notice, whether before or after the time that the notice is given or required to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or these Bylaws.

Section 8.4            Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information processing system or other information storage device or medium, or in the form of an electronic record. Records may be kept in any manner permitted by the NRS and subject to the provisions thereof.

Section 8.5            Amendment of Bylaws. These Bylaws may be amended, altered or repealed, and new bylaws adopted, only in the manner set forth in the Articles of Incorporation.

Section 8.6            Acquisition of Controlling Interest Statutes. Notwithstanding any other provision in these Bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive (or any successor statutes thereto), relating to acquisitions of controlling interests in the Corporation, do not apply to the Corporation or to any acquisition of shares of the Corporation’s capital stock.

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